UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2022 (August 5, 2022)

Crescent Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los
Angeles, CA		90025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 235-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CCAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Election of Directors.

On August 5, 2022, the board of directors (the “Board”) of Crescent Capital BDC, Inc., a Maryland corporation (the “Company”), increased the size of the Board from five to six members and, on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Susan Yun Lee as an independent Class II director to fill the vacancy created by such increase. Ms. Lee will serve as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

The initial term of Ms. Lee, a Class II director, will expire at the 2023 annual meeting of stockholders of the Company. The Board has determined that Ms. Lee is not an interested person as defined in Section 2(a)(19) of the Investment Company Act of 1940, and is independent within the meaning of the independence standards of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Marketplace Rules. As an independent director, Ms. Lee will receive the same compensation as that to be provided to the Company’s other independent directors, as described in detail in the Company’s other filings with the SEC. There is no arrangement or understanding under which Ms. Lee was appointed. There are no transactions involving Ms. Lee requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Lee was the founding Chief Investment Officer for a family office and foundation. Previously, Ms. Lee managed investment assets for The Broad Foundations and family office, investing across asset classes through funds, co-investments, and direct investments. Earlier, Ms. Lee built and led a private equity, private credit, and venture capital investment practice and advised endowments and foundations on overall portfolio asset allocation and implementation strategies as a Partner at Angeles Investment Advisors. She has also made direct investments in private companies and worked with portfolio companies on growth and capital financings as a private equity investor at Black Canyon Capital and Vintage Capital Partners. Earlier in her career, she developed and implemented strategy at Fortune 500 companies while at Bain & Company and The Walt Disney Company. Ms. Lee has a M.B.A from Harvard Business School where she earned honors and was a Toigo Fellow. She graduated with a B.A. in economics from Stanford University, Phi Beta Kappa and with multiple awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: August 8, 2022	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer